UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCANSOURCE, INC.

(Exact name of registrant as specified in its charter)

SOUTH CAROLINA	6 Logue Court Greenville, South Carolina 29615	57-0965380
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)

SCANSOURCE, INC.

AMENDED AND RESTATED

2002 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

John J. Ellsworth

Vice President, General Counsel and Corporate Secretary

ScanSource, Inc.

6 Logue Court

Greenville, South Carolina 29615

(864) 288-2432

(Name, address and telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated Filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, no par value	2,000,000	$25.00	$50,000,000	$3,565

(1)

This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

(2)

Pursuant to Rule 457(c) and (h)(1), based on the average ($25.00) of the high ($25.20) and low ($24.79) prices of the Company’s common stock on August 24, 2010, as reported on the NASDAQ Global Select Market.

REGISTRATION OF ADDITIONAL SECURITIES—STATEMENT PURSUANT TO

GENERAL INSTRUCTION E OF FORM S-8

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-153653, Registration Statement No. 333-144121 and Registration Statement No. 333-110220, relating to the offer and sale of the Company’s Common Stock under the ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by ScanSource, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the Commission on August 26, 2010;

(b) The description of the Company’s Common Stock, no par value, contained in the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission on October 5, 1995, including any amendment or report filed for the purpose of updating such description; and

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Number	Description

4.1

Amended and Restated Articles of Incorporation of the Company and Articles of Amendment Amending the Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004).

4.2

Amended and Restated Bylaws of the Company, effective December 5, 2008 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 9, 2008).

4.3	Specimen Certificate of Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed with the Commission on February 7, 1994).

II-1

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b) (4) (iii) of Regulation S-K.

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page).

99	ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan, which is incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 7, 2009.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), ScanSource, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on this 26th day of August, 2010.

SCANSOURCE, INC.

By:	/s/ Richard P. Cleys
Richard P. Cleys
Vice President and Chief Financial Officer

Each of the undersigned, being a director and/or officer of ScanSource, Inc. (the “Company”), hereby nominates, constitutes and appoints Michael L. Baur and John J. Ellsworth, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance of certain shares of the common stock, no par value, of the Company (the “Common Stock”) in connection with the ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes to the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of August 26, 2010.

/s/ Steven R. Fischer	/s/ Michael L. Baur
Name: Steven R. Fischer	Name: Michael L. Baur
Title: Chairman of the Board	Title: Director and Chief Executive Officer
(principal executive officer)

/s/ Richard P. Cleys	/s/ James G. Foody
Name: Richard P. Cleys	Name: James G. Foody
Title: Vice President and Chief Financial Officer	Title: Director
(principal financial officer and principal
accounting officer)

/s/ Michael J. Grainger	/s/ John P. Reilly
Name: Michael J. Grainger	Name: John P. Reilly
Title: Director	Title: Director

/s/ Charles R. Whitchurch
Name: Charles R. Whitchurch
Title: Director

EXHIBIT INDEX

to

Registration Statement on Form S-8 of

ScanSource, Inc.

Number	Description

4.1

Amended and Restated Articles of Incorporation of the Company and Articles of Amendment Amending the Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004).

4.2

Amended and Restated Bylaws of the Company, effective December 5, 2008 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 9, 2008).

4.3	Specimen Certificate of Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed with the Commission on February 7, 1994).

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b) (4) (iii) of Regulation S-K.

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page).

99	ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan, which is incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 7, 2009.